RESTRICTED STOCK AGREEMENT
                             UNDER THE 2003 PROQUEST
                           STRATEGIC PERFORMANCE PLAN


NAME OF GRANTEE:                  [Name]

SOCIAL SECURITY NO.:              [SSN]

NO. OF SHARES:                    [Shares] Shares of Common StocK

GRANT DATE:                       [GrantDate]

EARNED SHARES
(FROM CONTINUOUS EMPLOYMENT):     [percnet] of Shares two years from the Grant
                                  Date
                                  [percent] of Shares three years from the Grant
                                   Date

VESTED SHARES:                    Earned Shares after meeting obligations under
                                  Non-Compete Agreement during the Restricted
                                  Period


         This Restricted Stock Agreement is between ProQuest Company, a Delaware corporation (the "Company"), and you, the Grantee named above, as an employee of the Company or one of its Subsidiaries.

         This Agreement is effective as of the date of grant indicated above (the "Grant Date").

         The Company wishes to award to you a number of shares of the Company's Common Stock, no par value (the "Common Stock"), subject to certain restrictions as provided in this Agreement, in order to carry out the purpose of the 2003 ProQuest Strategic Performance Plan (the "Plan").

         Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

         1. Award of Restricted Stock.
            -------------------------

         The Company hereby grants to you, effective as of the Grant Date, an Award of Restricted Stock for that number of shares of Common Stock indicated above (the "Shares"), on the terms and conditions set forth in this Agreement and in accordance with the terms of the Plan. It is a condition of receiving this Award of Restricted Stock that you execute the attached Confidentiality, Non-Solicitation and Non-Competition Agreement (the "Non-Compete Agreement").

         2. Rights with Respect to the Shares.
            ---------------------------------

         With respect to the Shares, you shall be entitled effective as of the Grant Date to exercise the rights of a shareholder of Common Stock of the Company, including the right to vote the Shares and the right, subject to
Section 8(b) below, to receive dividends on the Shares, unless and until the Shares are forfeited under Section 5 below. Notwithstanding the foregoing, you shall be subject to the transfer restrictions in Section 6. Your rights with respect to the Shares shall remain forfeitable at all times prior to the date or dates on which such rights become vested under this Agreement.

         3. Vesting.
            -------

         Subject to the terms and conditions of this Agreement, Shares are eligible to be vested in the amount or amounts set forth herein if you remain continuously employed by the Company or a Subsidiary until the respective date or dates described in this Agreement. Shares that are eligible to be vested are referred to as "Earned Shares." Provided that you satisfy your obligations throughout the period of your Non-Compete Agreement (the "Restricted Period"), Earned Shares vest on the last day of the Restricted Period. Vesting or becoming vested entitles you to transfer your Shares and to retain your Shares after termination of employment with the Company and its Subsidiaries. Shares that vest under this Agreement are referred to as "Vested Shares."

         4. Change in Control.
            -----------------

         In the event of a Change in Control while you are employed hereunder, all of your Shares, to the extent then unvested, shall immediately prior to such Change in Control become Vested Shares. For purposes of this Agreement, "Change in Control" shall have the meaning set forth in Section 7.1 of the Plan.

         5. Forfeiture.
            ----------

         Your rights to Shares that become Vested Shares shall not be subject to forfeiture. Your rights to Earned Shares that are not Vested Shares shall be immediately and irrevocably forfeited, including the right to vote such Shares and the right to receive cash dividends on such Shares as provided in Section 8(b) of this Agreement, if you breach your obligations under the Non-Compete Agreement. The Company specifically acknowledges that your resignation from the Company and its Subsidiaries shall not result in the forfeiture of any Earned Shares under this Agreement. Your rights to Shares that are not Vested Shares or Earned Shares shall be immediately and irrevocably forfeited, upon termination of employment with the Company and its Subsidiaries; provided, however, that if your employment terminates due to death, your Earned Shares, to the extent not then vested, will immediately become Vested Shares. No transfer by will or the applicable laws of descent and distribution of any Shares which vest by reason of your death shall be effective to bind the Company unless the Committee administering the Plan shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

          "Employment" covered under this Agreement shall mean the performance of services for the Company or a Subsidiary as an employee for federal income tax purposes. You shall be deemed to have terminated employment either upon an actual termination of service with the Company and its Subsidiaries, or at the time that the Subsidiary with which you are employed ceases to be a Subsidiary under the terms of the Plan, provided that you are not employed immediately thereafter by the Company. Your employment with the Company or one of its Subsidiaries shall not be deemed to have terminated if you take any military leave, sick leave, or other bona fide leave of absence approved by the Company or the Subsidiary, as applicable, regardless of whether pay is suspended during such leave.

         6. Transfer Restrictions.
            ---------------------

         Notwithstanding anything to the contrary in Section 2 and 3 of this Agreement, the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by you (collectively, the "Transfer Restrictions") during the period commencing on the Grant Date and terminating at the end of the Restricted Period except as otherwise provided herein under Section 4 (with respect to a Change in Control), Section 9 (with respect to the withholding of taxes) or Section 5 (with respect to death). The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the Transfer Restrictions shall lapse with respect to any Shares, or to remove any or all such restrictions, whenever the Committee may determine that such action is appropriate by reason of any changes in circumstances occurring after the commencement of the Restricted Period.

         7. Issuance and Custody of Certificates.
            ------------------------------------

         (a) The Company shall cause the Shares to be issued in your name, either by book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. The Shares shall be restricted from transfer during the Restricted Period and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares.

         (b) If any certificate is issued, you shall be required to execute and deliver to the Company a stock power or stock powers relating to the Shares.

         (c) Upon vesting, the Company shall promptly cause your Vested Shares (less any Shares that may have been withheld to pay taxes) to be delivered to you, free of the restrictions and/or legend described in Section 7(a) hereof, either by book-entry registration or in the form of a certificate or certificates, registered in your name or in the names of your legal representatives, beneficiaries or heirs, as applicable.

         8. Distributions and Adjustments.
            -----------------------------

         (a) If any Shares vest subsequent to any change in the number or character of the Common Stock of the Company without additional consideration paid to the Company (through any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or otherwise), you shall then receive upon such vesting the number and type of securities or other consideration which you would have received if such Shares had vested prior to the event changing the number or character of the outstanding Common Stock.

         (b) Unless the Committee determines otherwise, payment of any cash dividend, additional share of Common Stock of the Company, any other securities of the Company and any other property distributed with respect to the Shares shall be deferred until such shares become Vested Shares (and shall be subject to forfeiture upon forfeiture under Section 5 above of any unvested Shares to which such deferred dividends relate). Any deferred payments under this Section 8(b) shall be held by the Company on your behalf and, to the extent practicable, shall be reinvested in Common Stock. Upon expiration of the Restricted Period, the dividends allocable to the Shares shall be paid to you (without interest).

         9. Taxes.
            -----

         (a) You acknowledge that you will consult with your personal tax advisor regarding the federal, state and local tax consequences of the grant of the Shares, payment of dividends on the Shares, the vesting of the Shares and any other matters related to this Agreement. You are relying solely on your advisors and not on any statements or representations of the Company or any of its agents. You understand that you are responsible for your own tax liability that may arise as a result of this grant of the Shares or any other matters related to this Agreement. You understand that Section 83 of the Code treats as taxable ordinary income the fair market value of the Shares as of the date the Shares vest hereunder. Alternatively, you understand that you may elect to be taxed at the time the Shares are granted rather than when the Shares vest hereunder by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Grant Date.

         (b) In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all income and payroll taxes, which are your sole and absolute responsibility, are withheld or collected from you at the minimum required withholding rate.

         (c) In accordance with the terms of the Plan, and such rules as may be adopted by the Committee administering the Plan, you may elect to satisfy any applicable tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Shares (including property attributable to the Shares described in Section 8(b) above) by:

                  (i) delivering cash (including check, draft, money order or wire transfer made payable to the order of the Company),

                  (ii) having the Company withhold a portion of the Vested Shares having a Fair Market Value equal to the amount of such taxes, or

                  (iii) delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of such taxes. The Company will not deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value of such fractional Share. Your election must be made on or before the date that the amount of tax to be withheld is determined.

         10. General Provisions.

         (a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon your request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

         (b) Integrated Agreement. This Agreement, the Non-Compete Agreement and the Plan constitute the entire understanding and agreement between you and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between you and the Company with respect to such subject matter other than those as set forth or provided for herein.

         (c) Enforceability of Vesting Restriction. You specifically recognize and affirm that strict compliance with terms of the covenants set forth in the Non-Compete Agreement is required in order for you to vest and receive the Shares. You agree that should all or any part or application of the Non-Compete Agreement be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between you and the Company, you nevertheless shall not vest in and receive any of the Shares if you violated any of the terms of the covenants set forth in the Non-Compete Agreement.

         (d) No Right to Employment. Nothing in this Agreement or the Plan shall be construed as giving you the right to be retained as an employee of the Company or a Subsidiary of the Company. In addition, the Company or a Subsidiary of the Company may at any time dismiss you from employment free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

         (e) Securities Matters. The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

         (f) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

         (g) Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

         (h) Governing Law. The internal law, and not the law of conflicts, of the State of Delaware will govern all questions concerning the validity, construction and effect of this Agreement.

         (i) Notices. You should send all written notices regarding this Agreement or the Plan to the Company at the following address:

                  ProQuest Company
                  300 N. Zeeb Road
                  Ann Arbor, MI 48103
                  Attn:    Senior Vice President and General Counsel

         (j) Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

         IN WITNESS WHEREOF, the Company has executed this Agreement in duplicate as of the day and year first above written.


                                                  PROQUEST COMPANY


                                                By: ____________________________
                                                         Alan W. Aldworth
                                                    Its: Chief Executive Officer


Please indicate your acceptance of the terms and conditions of this Agreement by signing in the space provided below and returning a signed copy of this Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT AND NON-COMPETE AGREEMENT HAVE NOT BEEN RECEIVED BY THE SENIOR VICE PRESIDENT AND GENERAL COUNSEL OF THE COMPANY, THE COMPANY SHALL REVOKE ALL SHARES ISSUED TO YOU, AND AVOID ALL OBLIGATIONS, UNDER THIS AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement.

                                            ____________________________________
                                            Name

                                            ____________________________________
                                            Address